EXHIBIT 10.4
                               SGI INTERNATIONAL

                             SERIES 97-D PREFERRED
                           STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made as of ___ day of August 1997, by and between SGI International, a Utah corporation (the "Company") and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").

The Parties hereby agree as follows:

1.  Authorization and Sale of Preferred Stock and Warrants.

(a) Authorization. The Company will authorize the sale and issuance of up to 550 shares ("Shares") of its Series 97-D Convertible Preferred Stock (the "Preferred Stock", the form of which is included herein as Attachment A) having the rights, preferences and preferences as set forth in the Certificate of Designation to the Articles of Incorporation (the "Certificate") in the form attached to this Agreement as Exhibit B. The Company will also authorize the sale and issuance of three warrants ("Warrants") to each investor to purchase common stock of the Company in connection with the purchase of the Preferred Stock. Each Warrant will be for the number of shares of common stock determined in accordance with Exhibit A.

(b) Sale of Preferred Stock and Warrants. Subject to the terms and conditions hereof, the Company will severally issue and sell to each of such Investors, and the Investors will severally buy from the Company at the Closing Date at a price of $1,000 per Share of Preferred Stock the number of Shares of Preferred Stock specified opposite such Investors name in the Schedule of Investors on Exhibit A hereto. In addition, the Company will sell to each of the Investors a total of three Warrants, with each Warrant exercisable for the number of shares of common stock of the Company determined in accordance with Exhibit A. The form of the Warrant is attached to this Agreement as Exhibit C. The exercise price ("Exercise Price") for each Warrant will be equal to the average of the closing bid price of the Company's common stock ("Common Stock") as quoted on the OTC Bulletin Board for the five trading days preceding the Closing Date. The Company's agreements with each of the Investors are separate agreements, and the sale of the Preferred Stock and Warrants to each of the Investors are separate sales.

2.  Closing Dates, Delivery.

(a) Closing Dates. The Closing (the "Closing") shall be the date both parties execute and date this Agreement. The closing of the purchase and sale of the Preferred Stock and Warrants hereunder shall be the date ("Closing Date") the Company confirms receipt of the full and complete purchase price for the Preferred Stock and Warrants by Investors. The Company and the Investors shall enter into a Registration Rights Agreement on or prior to the Closing, in the form attached to this Agreement as Exhibit D (the "Registration Rights Agreement").

(b) Delivery. At the Closing Date the Company will date and transmit to each Investor a certificate or certificates in such Investors name as set forth on the Schedule of Investors, representing the number of Shares of Preferred Stock designated in the Schedule of Investors to be purchased by each Investor in consideration for the payment of the purchase price therefore by cashiers check payable to the Company or by wire transfer in immediately available, good cleared funds, payable to the Company. Company shall concurrently send Stock Purchase Warrant(s) in such Investor's name as set forth on the Schedule of Investors, representing the number of shares of Common Stock to which such Investor's purchase of Preferred Stock entitles such Investor in accordance with Exhibit A.

3. Representation and Warranties of the Investor. Each Investor hereby severally represents and warrants that:

(a) Organization and Authorization. Investor is duly incorporated or organized and validly existing in the state of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The Investor's signatory has all right, power and authority to execute and deliver this Agreement on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

(b) Evaluation of Risks. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.
It recognizes that its investment in the Company involves a high degree of risk and the Investor can afford the complete loss of Investor's investment.

(c) Independent Counsel. Investor acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

(d) Disclosure Documentation. Investor has received and reviewed copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including its December 31, 1996 and December 31, 1995 Form 10-Ks and Form 10-Q for the quarter ended March 31, 1997 (collectively, the "SEC Filings"). Except for the SEC Filings, Investor is not relying on any other information relating to the offer and sale of the Securities. Investor acknowledges that the Company has offered to make available any additional public information that the Investor may reasonably request, including technical information, and other material information about the Company and Investor has been offered Company's full and unconditional cooperation in making such information available to Investor and acknowledges that the Company has recommended that the Investor request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the SEC Filings.

(e) Opportunity to Ask Questions. Investor has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of Investor.

(f) SEC Filings Constitute Sole Representations. Except as set forth in the SEC Filings, no representations or warranties have been made to Investor by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction Investor is not relying upon any information, other than that contained in the SEC Filings and the results of independent investigation by Investor.

(g) Investor is Accredited Investor. The undersigned is an "Accredited Investor" as defined below who represents and warrants it is included within one or more of the following categories of "Accredited Investors."

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; and an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii);

(viii)  Any entity in which all of the equity owners are accredited investors;
and

(ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

(h) No Registration, Review or Approval. Investor acknowledges and understands that the limited private offering and sale of Securities (as defined in the Registration Agreement) pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Investor acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) aprivate placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D, including Rules 505 and/or 506, promulgated under such Act, and
(ii) a similar exemption to the registration provisions of applicable state securities laws and are restricted securities as described in the Registration Rights Agreement (Exhibit D) which is incorporated by this reference. Investor understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Securities. Investor will advise the Company of the state of residence of each Investor prior to the receipt of the purchase price for the Preferred Stock offered hereby or the execution of this or any other agreement with the Company a reasonable time prior thereto to enable the Company to comply with applicable blue-sky securities laws.

(i) Investment Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement, Investor is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Investor understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time. Investor does not now have any short position or hedge or similar position in the Company's Common Stock nor will the Investor make any promissory notes and/or pledges to that effect on the Company's Common Stock.

(j) Demand Rights. The parties shall have entered into a Registration Rights Agreement (Exhibit D) prior to the Closing.

(k) No Advertisements. The Investor is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

4. Representations and Warranties of the Company. For so long as any Securities held by Investor remains outstanding, the Company acknowledges, represents, warrants and agrees as follows:

(a) Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Articles of Incorporation, as amended, or By-laws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This
Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies.

(b) Reporting Issuer Company Status. To the best of its knowledge, the Company is in full timely compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall use its best efforts to maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock currently trades on the OTC Bulletin Board.

(c) Further Representations and Warranties of the Company. For so long as any Securities held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

(i) It will reserve from its authorized but unissued shares of Common Stock sufficient number of shares of Common Stock to permit the conversion in full and the exercise of the outstanding Securities.

(ii) It will use its best efforts to maintain the listing of its Common Stock on the OTC Bulletin Board, or on any major stock exchange to which it is accepted.

(iii) It will permit the Investor to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion (Attachment B hereto) to the Company and delivering the original Notice of Conversion and the certificate representing the Preferred Stock to the Company by express courier. Each business date on which a Notice of Conversion is received by the Company in accordance with the provisions hereof shall be deemed a conversion date ("Conversion Date"). The Company will use its best efforts to transmit the certificates representing shares of Common Stock issuable upon conversion of any Preferred Stock (together with the certificates representing the Preferred Stock not so converted) to the Investor via express courier, by electronic transfer or otherwise within three business days after the conversion date if the Company has received the original Notice of Conversion and Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to the Investor, in the event that the Company fails to effect delivery of such shares of Common Stock within such three business day period, the Investor will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investor shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Preferred Stock representing the portion of the Shares converted shall be delivered as follows:

To the Company:

Attn: John Taylor, Esq.
SGI International
1200 Prospect Street, Suite 325
La Jolla, CA 92037
Fax: (619) 551-0247

In the event that the Common Stock issuable upon conversion of the Preferred Stock is not delivered by the Company within five (5) business days of receipt by the Company of a valid Conversion Notice and the Preferred Stock to be converted, the Company shall pay to the Purchaser, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares as defined in the Registration Agreement are not delivered, which liquidated damages shall run from the sixth business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in shares of Common Stock and not in cash. The number of such shares shall be determined by dividing the total sum payable by the Conversion Price.

(d) Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investor that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, business prospects, properties or assets of the Company.

(e) Opinion of Counsel. The Company shall have their counsel provide, at the Company's expense, an opinion of counsel acceptable to the transfer agent (if required) upon conversion of the 97-D Convertible Preferred Stock, upon receipt of Notice of Conversion from each Investor, as well as upon exercise of the Warrants.

Investor shall, upon the Closing, receive an opinion letter from counsel for the Company to the effect that:

(i) The Company is duly incorporated and validly existing under the laws and jurisdiction of its incorporation.

(ii) Except as set forth in the SEC Filings, to the best of Counsels' knowledge, without an independent investigation, there is no action, proceeding or investigation pending, or to such counsel's knowledge, threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company.

(iii) Except as set forth in the SEC Filings, to the best of Counsels' knowledge, without an independent investigation, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(iv) Except as set forth in the SEC Filings, to the best of Counsels' knowledge, without an independent investigation, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

(v) The Preferred Stock which shall be issued at the closing is properly issued under the Company's state of incorporation.

(vi) The Stock Purchase Agreement, the issuance of the Preferred Stock, Warrants and the issuance of Common Stock, upon conversion of the Preferred Stock, have been duly approved by all required corporate action and that all such securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

(vii) The issuance of the Preferred Stock will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed as of the date of this Agreement.

(f) That it will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock.

(g) Outstanding Debt or Equity Securities. Except as described in the Company's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form
8-Ks and all filings made to the SEC pursuant to the Act for the 1990-1996 fiscal years and the SEC filings, there are no other outstanding debt or equity securities presently convertible into shares of Common Stock.

(h) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the Exchange Act;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

(iii) to furnish to Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing Investor to sell any such Securities without registration.

5. Representations and Warranties of the Company and Investor. Each of the Investors and the Company represent to the other the following with respect to itself:

(a) Stock Purchase Agreement. The Agreement has been duly authorized, validly executed and delivered on behalf of the Company and Investor and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

(b) Non-contravention. The execution and delivery of the Agreement and the consummation of the issuance of the Securities and the transaction contemplated by the Agreement do not and will not conflict with or result in a breach by the Company or Investor of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or by-laws of the Company or Investor, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or Investor is a party or by which either of them or any of their respective properties or assets are bound, or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or Investor or any of their respective properties or assets.

(c) Approvals. Neither the Company nor Investor is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities, except as may be required by applicable blue-sky laws.

(d) Indemnification. Each of the Company and the Investor agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

(e) Favored Nations. In the event that during a one year period from the Closing the Company enters into any third party convertible stock purchase agreement with similar terms and conditions, in an aggregate amount of $550,000 or less in a single transaction, where the Conversion Price as defined in the Certificate of Designation, provides a greater discount for such third party conversion than for Holders herein, then Company shall make a payment to Holders in an amount equal to the difference between one divided by the discount for Holders and one divided by the discount for the third party investor, multiplied by the amount of the Holders' investment. As an example, assuming that a 25% discount on conversion was afforded the third party investor then Company would pay Holders the difference of 4% (1.33-1.29) multiplied by $550,000. A "third party" under this provision shall not include employees, consultants, and Rule 145 and similar transactions.

6. Restrictions on Conversion of Preferred Stock. The Investor or any subsequent holder of the Preferred Stock (the "Holder") shall be prohibited from converting any portion of the Preferred Stock which would result in the Investor or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

7. Registration or Exemption Requirements. Investor acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Investor understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

8 Legend. The certificates representing each of the Securities shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

"THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

Each of the Securities shall also include any legends required by any applicable state securities laws.

The legend(s) shall be removed and the Company shall issue replacement certificates without such legend to the holder of such certificates if such holder provides to the Company an opinion of counsel reasonably acceptable to the Company, to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

9. Stock Delivery Instructions. The Preferred Stock Certificates and Warrants shall be delivered to Investor upon confirmation of receipt of the purchase price.

10. Conditions to the Obligations of the Company. The Company's obligation to sell and issue the Preferred Stock and Warrants to each Investor at the Closing Date, is at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

(a) Representations. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing.

(b) State Securities Laws, Legal Investment. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock and the Warrants, and the proposed issuance of the Common Stock underlying the Preferred Stock and Warrants shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

(c) Certificate of Secretary. The Certificate of Secretary for the Series 97-D Convertible Preferred Stock shall have been filed with the Utah Secretary of State.

(d) Legal Matters. All material matters of a legal nature which pertain to this Agreement, the Registration Rights Agreement, the Warrant, and the transactions contemplated hereby and thereby, shall have been reasonably approved by counsel to the Company.

(e) Minimum Investment. The Investors shall purchase at the Closing, Preferred Stock and Warrants having an aggregate purchase price of not less than $550,000.

(f) Performance of Obligations. The Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing Date including payment of good cleared funds in consideration for the issuance of the Preferred Stock and Warrants to be transmitted to them in accordance with Section 2(b) hereof.

(g) Registration Rights Agreement. Each Investor and each holder of the Preferred Stock and Warrants offered hereby shall have executed and delivered the Registration Rights Agreement at Exhibit D hereof.

11. Conditions to the Obligations of the Investors. The Investors' obligations to purchase the Preferred Stock and Warrants at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto

(a) Representations. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) State Securities Laws, Legal Investment. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock and Warrants, and the proposed issuance of the Common Stock underlying the Preferred Stock and Warrants shall be legally permitted by all laws and regulations to which the Company and the Investors are subject.

(c) Certificate of Secretary. The Certificate of Secretary for the Series 97-D Convertible Preferred Stock shall have been filed by the Company with the Utah Secretary of State.

(d) Legal Matters. All material matters of a legal nature which pertain to this Agreement, the Registration Rights Agreement, the Warrant, and the transactions contemplated hereby and thereby, shall have been reasonably approved by counsel to the Investors.

(e) Minimum Investment. The Investors shall purchase at the Closing, Preferred Stock and Warrants having an aggregate purchase price of not less than $550,000.

(f) Performance of Obligations. The Company shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing, excepting that delivery of the Preferred Stock and Warrants shall be in accordance with Section 2(b) hereof, which delivery shall be made as soon as possible after receipt by Company of good, cleared funds as full and complete payment for the Preferred Stock.

(g) Registration Rights Agreement. Each Investor, and the Company, and each holder of the Preferred Stock and Warrants offered hereby shall have executed and delivered the Registration Rights Agreement at Exhibit D hereof.

(h) Opinion of Counsel. The Investors shall have received from Fisher Thurber LLP, counsel to the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Investors, in the form of Section 4(e) hereof.

12.  Miscellaneous.

(a) Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

(b) Transaction Not Consummated. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

(c) Counterparts. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document.

(d) Entire Agreement. This Agreement, Exhibits, and Attachments referenced herein constitute the entire agreement between the Investor and the Company with respect to the subject matter hereof.

(e) Investor Representations and Warranties. The Investor represents to the Company that the representations and warranties of the Investor contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

(f) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(g) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided however, that the rights of an Investor to purchase the Preferred Stock shall not be assignable without the consent of the Company.

(h) Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement, or exhibits thereto including the Registration Rights Agreement or the Certificate of Designation, to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(i) Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid, if to the Company to:

Attn: John Taylor, Senior Vice President & General Counsel
SGI International
1200 Prospect St., Suite 325
La Jolla, CA 92037

If to one or more of the Investors, then to the address appearing on the Schedule of Investors at Exhibit A hereto.

In any case, such notices shall be sent to such other addresses as the parties furnishes to the Company or the other parties hereto pursuant to the above.

(j) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series 97-D Preferred Stock. Any amendment or waiver effected in accordance with this Section 12(j) shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

(k) Savings Clause. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(l) Confidentiality. Each of the Company and the Investor agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

(m) Finders Fee. Each party represents that the only finders fee or commission payable to any party in connection with the transactions referenced in this Agreement is a finders fee equal to five percent (5%) of the aggregate purchase price of all the Preferred Stock sold by the Company to the Investors, and payable to Steve Fycyk or his assigns or designee.

(n) Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, this Stock Purchase Agreement was duly executed on the date first written below.

                                        INVESTOR:

                                        ________________________________


                                        By___________________________

                                        Title:_________________________

                                        Executed this ____ day of August , 1997
Agreed to and Accepted on
this ____ day of August 1997

SGI INTERNATIONAL
a Utah Corporation

By:___________________________

Title:________________________